EXHIBIT 23.1

                     CONSENT OF KINGERY, CROUSE & HOHL, P.A.




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                      CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in the Registration Statement on Form 10 of our report dated October 10, 1999 relating to the financial statements of China Dalian Group, Inc., which appear in such Registration Statement.

      Tampa Bay, Florida
      October 13, 2000

                        KINGERY CROUSE & HOHL P.A.




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